SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                         SCHEDULE 14A INFORMATION
                              (Rule 14A-101)
                 Proxy Statement Pursuant to Section 14(a)
        of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant  __X__
Filed by a party other than the registrant  ___
Check the appropriate box:
     ___  Preliminary proxy statement
     _X_  Definitive proxy statement
     ___  Definitive additional materials
     ___  Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12
     ___ Confidential, for use of the Commission only, as permitted by Rule 14a-6(e)(2)

                             AJAY SPORTS, INC.
             (Name of Registrant as Specified in Its Charter)

                             AJAY SPORTS, INC.
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     ___  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A
     ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11:
               (1) Title of each class of securities to which transaction applies:________________________
               (2) Aggregate number of securities to which transactions applies:_______________________
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined:____________________________
               (4)  Proposed maximum aggregate value of transaction:_________
               (5)  Total fee paid:_____________________________
     _X_  Fee paid previously with preliminary materials.
     ___ Check Box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the form or schedule and the date of its filing.
               (1)  Amount previously paid:_____________________
               (2)  Form, Schedule or reg. statement no.:_______
               (3)  Filing party:_______________________________
               (4)  Date filed:_________________________________

                             AJAY SPORTS, INC.
                         1501 E. Wisconsin Street
                             Delavan, WI 53115
                              ***************

                 Notice of Annual Meeting of Stockholders
                        to be held on May 24, 1995
                              ***************

The Annual Meeting of Stockholders of Ajay Sports, Inc. (the "Company") will be held at the offices of Ajay Leisure Products, Inc. at 1501 E. Wisconsin Street, Delavan, Wisconsin 53115, on May 24, 1995 at 11:00am (CDT), for the following purposes:

          1. To elect 6 directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

          2. To consider and vote upon the amendment to Article 4 of the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company from 50,000,000 shares of $.01 par value Common Stock to 100,000,000 shares.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders holding shares of Common Stock of record at the close of business on April 17, 1995 will be entitled to receive notice of and vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

By Order of the Board of Directors,

Robert R. Hebard
Secretary

April 20, 1995
Delavan, Wisconsin

                              Proxy Statement
                  for 1995 Annual Meeting of Stockholders

                            General Information

This Proxy Statement is furnished to stockholders of Ajay Sports, Inc. ("Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 24, 1995 at the offices of the Company's operating subsidiary, Ajay Leisure Products, Inc., 1501 E. Wisconsin Street, Delavan, Wisconsin 53115, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting will be first sent to stockholders on or about April 20, 1995.

As of April 17, 1995, the record date for entitlement to notice of and to vote at the Annual Meeting, the Company had outstanding 22,545,537 shares of Common Stock, $.01 par value per share (the "Common Stock"). The presence, in person or by proxy, of holders of one-third of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

Each share of Common Stock outstanding on the record date is entitled to one vote on all matters presented at the Meeting. To be elected as a director, a nominee must have more shares cast in his favor than shares for which voting authority is withheld. A majority of the outstanding shares entitled to vote at the Meeting is required for approval of the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. Abstentions are counted only for purposes of determining whether a quorum is present at the meeting and/or a vote entitled to be cast at the Meeting, and will have the effect of a vote against the proposal to increase the authorized shares of the Company to 100,000,000. Broker non-votes will have the effect of a vote against the proposal to approve the change in the authorized number of shares but will not be counted for any other purpose.

A stockholder who gives his proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing. The Company's 1994 Annual Report and Form 10-K is being sent to all stockholders with this Proxy Statement.

                    Proposal 1 - Election of Directors

At the Meeting six (6) directors will be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless marked to the contrary, the proxies received by the Board will be voted for the election of the six nominees named herein, all of whom are presently members of the Board. Should any of the nominees for the office of director decline or be unable to serve if elected, it is intended that the person named in the accompanying form of proxy will vote for the election of such other person for director as the Board of Directors recommends. The Board has no reason to believe that any nominee will decline or be unable to serve if elected.

                                                        First Year
                                    Positions and        Became
Name                       Age  Offices with Company    Director

Anthony B. Cashen          60         Director            1993
Robert R. Hebard           42    Director, Secretary      1989
                                 of the Company
Stanley V. Intihar         60         Director            1994
Thomas W. Itin             60    Chairman, President,     1993
                                 Treasurer and Director
                                 of the Company
Robert D. Newman           53         Director            1994
Clarence H. Yahn           58         Director            1994


Anthony B. Cashen.    Mr. Cashen has served as Secretary, Treasurer and
Director of LBO Capital Corp., since inception. He is currently a Managing Partner in Lamalie Amrop International, a management consulting and executive recruiting firm located in New York City. Previously, Mr. Cashen had been an officer and Principal of the investment firms of A.G. Becker, Inc. and Donaldson, Lufkin & Jenrette, Inc. He serves as Director of PW Communications and Immucell Corporation, both of which are publicly-held
companies.  Mr. Cashen is also President of the Sagamore Institute.     He
received his MBA from the Johnson Graduate School of Management and his B.S. degree from Cornell University.

Robert R. Hebard.  Mr. Hebard has served as Secretary of the Company since
September of 1990.   From June 1986 to January 1992 he was First Vice
President/Director of Product Management for Comerica Bank and from February 1992 to October 1992 was Director of Retail Marketing for the merged
Comerica/Manufacturers Bank.   Mr. Hebard is also currently serving as Vice
President of Woodward Partners, Inc., a real estate development company in suburban Detroit, Michigan. In June 1993, he was named Chairman of the Board and President of Enercorp, Inc., a publicly traded business development company under the Investment Company Act of 1940, as amended. In 1993, Mr. Hebard was also named Chief Executive Officer, Chief Financial Officer, and Treasurer of CompuSonics Video Corporation, a publicly held company. From December 1993 to August 1994 Mr. Hebard served as Director of Kimbro Imaging
Systems, Inc.     He received his MBA from Canisius College and his B.S.
degree from Cornell University.

Stanley V. Intihar. From March 1994 to the present, Mr. Intihar has been Senior Vice President of Williams Controls, Inc. and has been a Director of Williams Controls, Inc. since December of 1992. From 1992 to 1994, he was an independent consultant for Williams. From 1988 to 1991, Mr. Intihar held various offices with Park Ohio Industries, Inc., including President and Chief Operating Officer and most recently Chairman of the Board and Chief Executive Officer. Since 1978 Mr. Intihar has been a Director of Horsburgh
& Scott Co., a private company.     He received his B.S. degree in Mechanical
Engineering from Cornell University and graduated from the Harvard School of Business, Advanced Management Program.

Thomas W. Itin.   Mr. Itin was elected Chairman of the Board and President of the Company in June of 1993. Mr. Itin has served as Chairman of the Board, Chief Executive Officer and Chief Operating Officer of LBO Capital Corp. since its inception, and is the Company's largest single stockholder. Mr. Itin has been Chairman, President and Owner of TWI International, Inc. ("TWI") since he founded the firm in 1967. Mr. Itin also is the Owner and Principal Officer of Acrodyne Corporation since 1962. Mr. Itin is Chairman, President, Treasurer, Chief Executive Officer, and Chief Operating Officer of Williams Controls, Inc., a publicly held corporation from March 1989 to the present. From August 1989 to February 1991, Mr. Itin was an officer and Director of MacGregor Sporting Goods Corporation ("MacGregor Corporation"), formerly MGS Acquisitions, Inc. a privately held company which acquired substantially all of the assets of MacGregor Sporting Goods, Inc. from a filing of Chapter 11 Bankruptcy. In February 1991, MacGregor Sports, Inc., the wholly-owned operating subsidiary of MacGregor Corporation, filed for protection under Chapter 11 of the United States Bankruptcy Code. Mr. Itin was a co-founder of Roadmaster Industries, Inc. in 1987 and served as a Director thereof from October 1987 until June 1993. From December 1987 until October 1993, Mr. Itin was an officer and Director of CompuSonics Video
Corporation, a publicly held company.     He received his B.S. degree from
Cornell University and his MBA from New York University.

Robert D. Newman. Mr. Newman became a Director of the Company in August 1994. Mr. Newman has served as General Manager of Leisure Life, Inc., a wholly owned subsidiary of the Company since August 1994. Mr. Newman founded Leisure Life, Inc. in October, 1990 and has served as President since its inception, until its purchase by the Company in August 1994. Mr. Newman was President and Chief Executive Officer of Stone Mountain Millworks from 1985 to 1989. Mr. Newman served as Director of Product Development for Gold
Medal, Inc. from 1989 to October 1990.     He attended Northern Illinois
University.

Clarence H. Yahn. Mr. Yahn became a Director of the Company in September 1994, and has served as Director of Ajay Leisure Products, Inc., a wholly owned subsidiary of Ajay Sports, Inc. since September 1993 and as Ajay Leisure's President since January 1994. Mr. Yahn is on the Board of Directors of Leisure Life, Inc., a subsidiary of the Company. In 1988, Mr. Yahn joined Gold Medal, Inc. as its President. Prior to joining Ajay Leisure Products, Mr. Yahn served as Chief Executive Officer of Melnor, Inc. a
consumer durables company from 1992 to 1993.     He received his B.S. degree
in mathematics and physics from the University of Wisconsin and received a Masters in International Business from the American Graduate School of International Management.

Robert R. Hebard is the son-in-law of Thomas W. Itin. Other than this relationship there are no other family relationships between any director or executive officers.

During the fiscal year ended December 31, 1994, the Board of Directors held a total of two meetings and, acted by unanimous written consent sixteen times. There is no standing nominating committee of the Board of Directors. The Audit Committee consists of Mr. Hebard, Mr. Cashen and Mr. Intihar, and the Compensation Committee consists of Mr. Cashen and Mr. Intihar.

Committees of the Board. The Audit Committee recommends to the Board the appointment of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors, monitors the Company's system of internal accounting controls and evaluates the independence of the independent auditors and their fees for services. The Compensation Committee monitors the Company's compensation policies and reviews and recommends to the Board the salaries and bonuses of executive officers of the Company and the remuneration of the directors. The Compensation Committee also administers the 1994 Stock Option Plan. Neither the Audit Committee nor the Compensation Committee met in fiscal 1994.

The directors of the Company are not compensated for their services as directors, but are reimbursed for reasonable costs incurred on behalf of the Company.


             Proposal 2 - Increase in Authorized Capital Stock

The Company's Restated Certificate of Incorporation currently authorizes 50,000,000 shares of $.01 par value Common Stock and 10,000,000 shares of $.01 par value Preferred Stock. The Company is proposing to increase the number of shares of its authorized Common Stock to 100,000,000, without change to authorized shares of Preferred Stock.

The additional shares may be issued by the Board of Directors without further stockholder approval unless required by applicable law, regulation or rule. The issuance of large amounts of capital stock would dilute the stock ownership of the present shareholders and could affect the price of the Company's Common Stock.

As of the Record Date of April 17, 1995, the Company had 22,545,537 Common Shares outstanding. The Company also has 12,500 Series B 8% Cumulative Convertible Preferred Shares (the "Series B Shares") outstanding, along with various warrants and options to purchase Common Shares held by current stockholders. Based on the conversion or exercise of the above mentioned securities into Common Shares, the Company will approach its currently authorized limit of 50,000,000 Common Shares. The Company is requesting shareholder approval to increase the authorized Common Shares to 100,000,000 to allow for future needs that the Company may have for stock option and other plans, as well as using the Company's Common Stock in any future acquisitions and for other general corporate purposes.

The Board recommends a vote FOR approval to the proposal to amend the Restated Certificate of Incorporation.


Executive Officers of the Company

The following table sets forth, as of April 1, 1995, the names and ages of the Company's executive officers including all positions and offices held by each such person. These officers are elected to hold office for one year or until their respective successors are duly elected and qualified.

Name                Age       Position(s)

Thomas W. Itin      60        Chairman of the Board, President,  Chief
                              Executive Officer and Treasurer

Robert R. Hebard    42        Director and Secretary

Clarence H. Yahn    58           Director; President of Ajay Leisure
                              Products, Inc. and Leisure Life, Inc.
                              (subsidiaries)

Duane Stiverson     53        Chief Financial Officer of    Ajay Sports,
                              Inc., Ajay Leisure Products, Inc. and Leisure
                              Life, Inc.

For information regarding Mr. Hebard, Mr. Yahn, and Mr. Itin, see their biographies above.

Duane Stiverson has been Chief Financial Officer since July 19, 1994. Prior to joining the Company, Mr. Stiverson was the Vice President of Operations for VariQuest Technologies, Inc. and held that position since 1991. From 1987 to 1990, Mr. Stiverson was Vice President of Materials for the Ambrosia Chocolate Company. From 1978-1987 he was the Vice President of Finance for Ambrosia, and from 1976-78 was its Controller. Mr. Stiverson held various controller and corporate finance positions with the Bendix Corporation. Mr. Stiverson has a Bachelor of Science from the University of Nebraska and was later awarded a Master of Business Administration from Michigan State University.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows, for the years ending December 31, 1994, 1993, and 1992, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the executive officers of the Company who received compensation from all capacities in which they serve (no bonuses were paid to the named executive officers during the periods indicated):


                        Summary Compensation Table

                                       Annual          Long-Term
                                     Compensation      Compensation

                                                       Securities
                                                       Underlying
                                                         Options
Name and Principal Position    Year    Salary          (# shares)

Thomas W. Iten (1)
President, Treasurer and       1994    $   1                -
Director of the Company,       1993        -                -
and Treasurer and Director     1992        -                -
of Ajay Leisure Products, Inc.

Clarence H. Yahn               1994   $101,000            350,000
Director of the Company and    1993        -                 -
President of Ajay Leisure      1992        -                 -
Products

Duane R. Stiverson             1994   $ 28,000             75,000
CFO of the Company and VP/CFO  1993        -                 -
of Ajay Leisure Products       1992        -                 -

(1) On June 21, 1993 Mr. Iten was elected Chairman of the Board, President, Treasurer and Director of the Company, and Chairman of the Board, Treasurer and Director of Ajay Leisure Products, Inc. Mr. Itin has a three-year employment arrangement with the Company, pursuant to which he will receive a salary of $1 per year for 1994 and 1995.

Employment Contracts

The Company has an employment agreement with Mr. Itin under which he will serve as the President and Chief Executive Officer of the Company at a salary of $1 per year for 1994 and 1995. The employment agreement terminates on December 31, 1996. Mr. Itin's compensation for 1996 is to be determined by the Board based on Mr. Itin's contribution to the success of the Company in 1994 to 1995. Under this arrangement, the Company may terminate the employment agreement with Mr. Itin only for cause.

Common Stock Options

As of December 31, 1994, 840,000 options were granted and 131,667 were vested and became exercisable. The following tables summarize Common Stock Option grant activity for those named executive officers who received options for the year ended December 31, 1994.

                                                                   Potential Realizable
                     Option Grants in 1994:                          Value at Assumed
                                   % of Total                         Annual Rates of
                 # of Securities    Options                             Stock Price
                   Underlying       Granted to    Exercise           Appreciation for
                     Options       Employees in     Price    Expir.     Option Term
Name and Positions   Granted        Fiscal Year   ($/share)   Date     5%($)   10%($)
Clarence H. Yahn
President (Ajay)     66,667(a)          7.9%        $0.40   12/31/99  $(3,300) $2,000
                     66,667(b)          7.9          0.40   12/31/99   (3,300)  2,000
                     66,666(c)          7.9          0.40   12/31/99   (3,300)  2,000
                     50,000(a)          6.0          0.45   12/31/99   (5,000) (1,000)
                     50,000(b)          6.0          0.45   12/31/99   (5,000) (1,000)
                     50,000(c)          6.0          0.45   12/31/99   (5,000) (1,000)

Duane R. Stiverson
VP & CFO             15,000(a)          1.8%        $0.40   12/31/96   $  800   $1,600
                     15,000(b)          1.8          0.40   12/31/97    1,100    2,400
                     15,000(c)          1.8           MKT   12/31/98      700    1,600
                                                   12/31/96
                     15,000(d)          1.8           MKT   12/31/99      700    1,800
                                                   12/31/97
                     15,000(e)          1.8           MKT   12/31/00      800    1,900
                                                   12/31/98

(a)  Vesting 12/31/94
(b)  Vesting 12/31/95
(c)  Vesting 12/31/96
(d)  Vesting 12/31/97
(e)  Vesting 12/31/98


                  Aggregated Option Exercises in 1994 and
                      December 31, 1994 Option Values

                                          Number of Securities    Value of Unexercised
                                         Underlying Unexercised   In-the-Money options
                 Shares acqd.   Value      Options/FY End (#)         at FY End ($)
Name             on Exercise  Realized($)   Exerc.  Unexerc.        Exerc.  Unexerc.
Clarence H. Yahn
Pres. (Ajay)          0           0         66,667  133,333         $2,666  $5,333
                      0           0         50,000  100,000            -       -

Duane R. Stiverson
VP & CFO              0           0         15,000   60,000           $600    $600


                            FURTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth, as of April 17, 1995, the number of shares of Common Stock beneficially owned by each director and executive officer (named in the Summary Compensation Table) of the Company individually, all officers and directors as a group, and all beneficial owners of more than five percent of the Common Stock. The following stockholders have sole voting and investment power with respect to their holdings unless otherwise footnoted.



                                       Amount
Name and Address of                 Beneficially       Percent of
Beneficial Owner                       Owned           of Class (1)

Thomas W. Itin                       13,281,225            47.4%
7001 Orchard Lake Road             (2)(3)(4)(5)(6)
Suite 424
W. Bloomfield, MI 48322

Williams Controls Industries, Inc.   15,228,520            45.3%
14100 S.W. 72nd Street                  (11)
Portland, OR 97224

TICO                                  8,676,540            33.1%
7001 Orchard Lake Road                   (2)
Suite 424
West Bloomfield, MI 48322

Acrodyne Profit Sharing Trust         2,773,471            11.5%
7001 Orchard Lake Road                   (3)
Suite 424
West Bloomfield, MI 48322

Enercorp, Inc.                        1,764,706             7.8%
7001 Orchard Lake Road                   (9)
Suite 426
West Bloomfield, MI 483226

LBO Capital Corp.                     1,680,000             7.4%
7001 Orchard Lake Road                   (4)
Suite 424
West Bloomfield, MI 48322

Robert R. Hebard                      1,799,706             8.0%
7001 Orchard Lake Road                   (9)
Suite 426
West Bloomfield, MI 48322

Robert D. Newman                      1,426,000             6.3%
215 4th Avenue North                     (10)
P. O. Box 60
Baxter, TN 38544

Clarence H. Yahn                        266,667             0.7%
1501 E. Wisconsin Street                 (7)
Delavan, WI 53115
Duane Stiverson                          35,000             0.2%
1501 E. Wisconsin Street                  (8)
Delavan, WI 53115

Stanley V. Intihar                       20,000             0.1%
2688 Cranlyn Road
Shaker Heights, OH 44122

Anthony B. Cashen                          -0-
489 Fifth Avenue
14th Floor
New York, NY 10017

All officers and directors
   as a group (seven persons)        32,057,118            81.7%
_____________________________
(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from April 17, 1995, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 22,545,537 shares outstanding.

(2) TICO, a Michigan co-partnership of which Mr. Itin is the Managing Partner, owns of record 5,000,040 shares of Common Stock and 12,500 shares (100%) of the Series B Preferred Stock. Each share of Series B Preferred Stock is convertible at the option of the holder into 294.12 shares of Common Stock. Accordingly, the 3,676,500 shares of Common Stock into which the 12,500 shares are convertible are included. Mr. Itin is deemed to be the beneficial owner of the securities owned of record by TICO.

(3) Mr. Itin is trustee and beneficiary of Acrodyne Profit Sharing Trust, which owns of record 1,176,471 shares of Common Stock and warrants to purchase 1,597,000 shares of Common Stock. Mr. Itin is deemed to be the beneficial owner of the securities owned by record by Acrodyne Profit Sharing Trust.

(4) LBO Capital Corp., a Colorado corporation of which Mr. Itin is a shareholder, Chairman of the Board of Directors, and President, owns of record 1,480,000 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock. Mr. Itin disclaims beneficial ownership of the securities owned of record by LBO Capital Corp. in excess of his pecuniary interest.

(5) Includes 151,214 shares owned of record by First Equity Corporation, a Michigan corporation of which Mr. Itin's wife is a shareholder, President, and Chairman of the Board of Directors. Mr. Itin disclaims beneficial ownership of the securities owned of record by First Equity Corporation in excess of his pecuniary interest.

(6) Does not include 4,117,647 Common Shares and 11,110,873 warrants owned by Williams Controls, Inc. Mr. Itin is Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Treasurer and 26.4% beneficial owner of Williams Controls, Inc. Mr. Itin has agreed to abstain from participating in voting Company shares owned by Williams.

(7) Includes 116,667 shares of Common Stock issuable upon the exercise of outstanding stock options.

(8) Includes 15,000 shares of Common Stock issuable upon the exercise of outstanding stock options.

(9) Enercorp, Inc., a Colorado corporation of which Mr. Hebard is Chairman of the Board of Directors and President, owns of record 1,764,706 shares of Common Stock.

(10) Includes 400,000 shares of Common Stock being held in escrow pending release subject to subsequent conditions.

(11) Williams Controls Industries, Inc. has a conditional right to purchase shares of Common Stock, as a result of a Joint Venture Agreement between the Company and Williams dated 5/5/94. The agreement was amended on 4/5/95. See "Certain Relationships and Related Transactions."


                   Compliance with Section 16(a) of the
                      Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by the SEC regulation to furnish the Company with
copies of Section 16(a) forms they file.   Based solely  on review of the
copies of such forms furnished to the Company, or written representations of the reporting person, the Company has determined that all required reports have been timely filed during the year.

              Certain Relationships and Related Transactions

The Company was formed in 1988 to acquire certain assets, liabilities and operations of the sports accessory business of Roadmaster Corporation ("Roadmaster"). The Company was capitalized initially through a private placement of stock and an initial public offering (approximately $3.1 million), a long-term debt of $4 million owed to Roadmaster for the purchase of the business, and a revolving credit facility guaranteed by Equitex, Inc., an affiliate of Roadmaster. Until March 1994, the Company was controlled, in part, by Roadmaster and Equitex. TICO, an entity controlled by Thomas W. Itin, obtained control from Roadmaster and Equitex in March 1994, pursuant to the terms of an Exchange Agreement.

In the Exchange Agreement, Roadmaster and Equitex agreed to substantially divest all of their interest in the Company by transferring to TICO all of the Company's outstanding Common Stock purchase warrants held by them, a $217,000 principal amount note payable to Roadmaster, 29,500 shares of the Company's Series A 8% cumulative convertible preferred stock, and all outstanding accounts receivable due Roadmaster. Additionally, Roadmaster agreed to transfer to TICO all marketing and distribution rights for golf products in Canada, all tooling exclusively associated with the manufacture of hand-pulled golf carts, the "Ajay" name and agreed to grant TICO a ten year exclusive license for the use of the "Ajay" trademark and trade name. The Company and TICO agreed to obtain the release and satisfaction in full of any and all obligations, guarantees, and collateral of Equitex under the credit facility, including the release of 1,000,000 shares of Roadmaster common stock owned by Equitex and pledged to a bank as collateral. The Company's president and TICO further agreed to transfer to Roadmaster all the Roadmaster common stock purchase warrants held by the Company's president, along with TICO's payment of $200,000 to Roadmaster.

On April 14, 1994, the Company was advised by BankAmerica that the Second Amended Restated Loan and Security Agreement ("Credit Agreement") between BankAmerica and the Company's wholly-owned subsidiary, Ajay, had been purchased by Roadmaster Industries, Inc. On May 5, 1994, Ajay paid Roadmaster Industries in full for all outstanding obligations due under its Credit Agreement and entered into a Loan and Security Agreement ("Loan Agreement") with Williams Controls Industries, Inc. ("Williams") for a term loan of up to $7,000,000. The Loan Agreement requires monthly interest only payments at the prime rate of First Interstate Bank of Oregon plus 2% and was originally scheduled to expire on November 4, 1994 and was extended to May 5, 1995. Effective with February 1995 the interest rate became prime plus 3.25%. The terms and conditions of the Loan Agreement are substantially the same as the prior Credit Agreement with BankAmerica, except that the Loan Agreement is a term loan. The Loan Agreement is secured by a lien on substantially all of the assets of Ajay and is guaranteed by the Company.
The guaranty is secured by a pledge of all of the outstanding stock of Ajay.

In addition, concurrent with the establishment of the Loan Agreement with Williams, the Company and Ajay entered into a Joint Venture Implementation Agreement with Williams in which the Company granted Williams to option to purchase up to 51% of the Common Stock of the Company at various option prices which will be come fully effective on August 1, 1995, as part of an amendment to the Joint Venture Agreement signed on April 5, 1995. As part of the original agreement the Company granted Williams the right to purchase up to 19% of the Company's Common Stock at $.34 per share, exercisable for a five-year period. On October 3, 1994, Williams exercised its option and purchased 4,117,647 shares of the Company's Common Stock in exchange for a reduction in the note payable from Ajay to Williams of $1,400,000. Williams retains the remaining options granted under the Joint Venture Implementation Agreement to purchase another 32% of the Company's stock, subject to certain modifications on April 5, 1995.

Mr. Itin, the Chairman and president of the Company, is, and was at the time of the Loan Agreement, Chairman, President, Treasurer, Chief Executive Officer, and Chief Operating Officer of Williams, a publicly-held corporation.

Based upon completion of the Exchange Agreement and refinancing of debt obligations, the Board of Directors of the Company approved a plan to convert the value of instruments transferred to TICO, into preferred stock, which could be converted to Common Stock of the Company at a price of $.34 per share. The Board further approved a reduction in the price of the Common Stock purchase warrants received by TICO under the Exchange Agreement to $.34 per share and to issue warrants in like amount of warrants received at the date of exchange that had subsequently expired.

On October 3, 1994 the Company created a new class of 8% Series B. Cumulative Convertible Preferred Stock and allowed for its exchange, on a share-for-share basis, with the Company's Series A Preferred Stock. On that same day, TICO notified the Company that it wished to exchange the 29,500 shares of Series A Preferred stock for 29,500 shares of the newly issued Series B Preferred Stock, as was permitted under the Certificate of Designations of Rights and Preferences of the Series B Preferred Stock. On that same day, TICO notified the Company that it wished to convert 17,000 shares of its Series B Preferred Stock for 5,000,040 shares of the Common Stock of the Company, as the Series B Preferred Stock allows for a conversion rate of 1 share of Series B Preferred Stock for 294.12 shares of the Company's Common Stock.

On October 3, 1994, Enercorp, Inc., a business development company under the Investment Company Act of 1940, as amended, invested $600,000 and received 1,764,706 shares of the Common Stock of the Company. In addition, on that same day, Acrodyne Profit Sharing Trust invested $400,000 in the Company and received 1,176,471 shares of the Company's Common Stock. Robert R. Hebard, the Secretary and a Director of the Company, is Chairman of the Board of Directors and President of Enercorp, Inc. Mr. Itin is a principal shareholder of Enercorp, Inc.

In December 1993, First Equity Corporation established a letter of credit on behalf of the Company, which was amended during 1994, totaling $271,000. This letter of credit was used to purchase inventory. In addition, First Equity Corporation advanced the Company $250,000 during January 1994 and was repaid in June 1994. First Equity Corporation is a Michigan corporation of which Mr. Itin's wife is a shareholder, President, and Chairman of the Board of Directors.

On April 5, 1995, the Company and Williams agreed to modifications of the terms of the Loan Agreement and the Joint Venture Agreement between the two companies. The changes include (1) a waiver of Williams' preemptive rights under certain circumstances, (2) an extension of the loan term until February 1, 1996, (3) a reduction in the maximum loan amount from $7.0 million to $5.6 million as of August 1, 1995, (4) a reduction in the number of $1.00 options previously granted to Williams , from 1,394,979 to 348,745, (5) a reduction in the exercise price of the $1.00 options granted to Williams to $.50, (6) an extension of the expiration date of all options granted to Williams under the Joint Venture Agreement, and (7) an additional four-year extension of the
manufacturing joint venture at the Company's Mexicali, Mexico    and Delavan,
Wisconsin facilities    .

The agreement, with the modifications discussed, currently provides Williams with the following options to purchase the Company's Common Stock:

                        Option       Expiration
    # of Options    Exercise Price      Date

      8,834,866         $ 0.34           8/1/99
      3,487,447           0.40           8/1/99
      2,906,207           0.50           8/1/99


                      Independent Public Accountants

The Company's Financial Statements for the fiscal years ended December 31, 1992 and 1993 were audited by Coopers & Lybrand ("Coopers"). Coopers issued its report thereon dated April 11, 1994. On June 3, 1994, the Company was informed by Coopers that the client-auditor relationship between the Company and Coopers had ceased. On July 21, 1994, the Company engaged Hirsch & Silberstein of Farmington Hills, Michigan, to audit the Company's Financial Statements for the year ended December 1994. Representatives of Hirsch & Silberstein will not be present at the Annual Meeting of Stockholders.

The report of Hirsch and Silberstein on the Company's financial statements for the fiscal year ended December 31, 1994 was qualified as to uncertainty concerning the Company's ability to continue as a going concern due to significant losses during 1993 and 1994.

The report of Coopers on the Company's financial statements for the fiscal year ended December 31, 1993 was qualified as to uncertainty concerning the Company's ability to continue as a going concern due to significant losses during 1993 and the Company not being in compliance with certain debt covenants under its bank loan. The bank loan was subsequently repaid in full on May 5, 1994, at which time the Company entered into a new loan agreement with another company.

In connection with the audit for the years ended December 31, 1992 and 1993, there have been no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Coopers would have caused them to make reference to the matter in their report. The same was true as of June 3, 1994, the date that the client-auditor relationship between the Company and Coopers had ceased.


                           Stockholder Proposals

All proposals of stockholders intended to be included in the proxy statement to be presented at the next annual meeting of stockholders must be received at the Company's corporate offices at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322, Attention: Corporate Secretary, on or before January 15, 1996.


                              Other Business

Management does not know of any other business to be brought before the Meeting. If any such matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

By Order of the Board of Directors,


Robert R. Hebard
Secretary

April 20, 1995
Delavan, Wisconsin

________________________________________________________________________

                                   PROXY
________________________________________________________________________

                             AJAY SPORTS, INC.
                         1501 E. Wisconsin Street
                             Delavan, WI 53115

                      ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON May 24, 1995

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Ajay Sports, Inc. (the "Company") hereby constitutes and appoints Thomas W. Itin and Robert R. Hebard as proxies, each with the power to appoint his substitute, to appear, attend and vote all of the shares of the Common Stock of the Company standing in the name of the undersigned at the 1995 Annual Meeting of Stockholders of Ajay Sports, Inc. to be held at 1501 E. Wisconsin Street, Delavan, Wisconsin, on May 24, 1995, at 11:00am (CDT), and at any postponements or adjournments thereof, upon the following matters:

1.   ELECTION OF DIRECTORS

          FOR all nominees listed below ______ (except as marked to the contrary below).

          WITHHOLD AUTHORITY to vote for all nominee(s) _______.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Anthony B. Cashen    Robert R. Hebard    Stanley V. Intihar
Thomas W. Itin       Robert D. Newman    Clarence H. Yahn


2. To consider and vote upon the amendment to Article 4 of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value of the Company from 50,000,000 shares to 100,000,000 shares.
FOR ________      AGAINST ________      ABSTAIN ________


3.   To transact such other business as may properly come before the meeting.

     This proxy, when properly signed and delivered, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal
2. This proxy will be voted in accordance with the discretion of the proxies on any other business.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 20, 1995 and the Annual Report and Form 10-K of Ajay Sports, Inc. for the year ended December 31, 1994. The undersigned ratifies all of the proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

     Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  __________________, 1995      __________________________
                                     Signature

                                     __________________________
                                     Signature (if jointly held)

Address if different from that on label: _________________________
                                         Street Address

                                         _________________________
                                         City, State and Zip Code

                                         _________________________
                                         Number of Shares

Please check if you intend to be present at the meeting: ________